Exhibit 99.1

GGP REPORTS FIRST QUARTER 2014 RESULTS

Same Store NOI Increases 5.7%; Company EBITDA Increases 4.1%

Company FFO per Share Increases 21.4%

Chicago, Illinois, April 28, 2014 – General Growth Properties, Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three months ended March 31, 2014.

Financial Results

For the Three Months Ended March 31, 2014

Company Funds from Operations (“Company FFO”) per share increased 21.4% to $0.31 per diluted share from $0.25 per diluted share in the prior year period. Company FFO increased 15.8% to $292 million from $253 million in the prior year period.

Company Earnings Before Interest, Taxes, Depreciation and Amortization (“Company EBITDA”) increased 4.1% to $501 million from $481 million in the prior year period.

Comparable Net Operating Income (“Same Store NOI”) increased 5.7% to $534 million from $505 million in the prior year period.

Net income attributable to GGP was $128 million, or $0.13 per diluted share, as compared to a net loss of $12 million, or $0.01 loss per diluted share, in the prior year period. The increase is impacted primarily by lower depreciation expense and a gain on extinguishment of debt.

Operational Highlights for the Mall Portfolio

•	Tenant sales increased 1.2% to $565 per square foot on a trailing 12-month basis.
•	Same Store mall leased percentage was 96.2% at quarter end, an increase of 40 basis points from March 31, 2013.
•

Initial rental rates for executed leases commencing in 2014 on a suite-to-suite basis increased 10.8%, or $6.62 per square foot, to $67.75 per square foot when compared to the rental rate for expiring leases.

Financing Activities

Property-Level Debt

During the three months ended March 31, 2014, the Company obtained $685 million of property-level debt with a weighted-average interest rate of 4.37% and weighted-average term-to-maturity of 8.5 years. The prior loans had a weighted-average interest rate of 4.70% and a remaining term-to-maturity of 1.9 years. The transactions generated approximately $159 million of net proceeds.

Investment Activities

Development

The Company has development and redevelopment activities totaling approximately $2.2 billion of which projects totaling approximately $305 million have opened and $1.1 billion is under construction.

Common Share Repurchases

In February, the Company acquired 27.6 million of its common shares from affiliates of Pershing Square Capital Management, L.P. at $20.12 per share for total consideration of $556 million.  The Company used available liquidity to fund the repurchase transaction.

Guidance

Company FFO for the year ending December 31, 2014, is expected to be $1.30 to $1.32 per diluted share. Company FFO for the second quarter 2014 is expected to be $0.29 to $0.31 per diluted share.

The following table provides a reconciliation of the range of estimated diluted net income attributable to GGP per share to estimated FFO per diluted share and Company FFO per diluted share.

	For the year ending December 31, 2014		For the three months ending June 30, 2014
	Low End	High End	Low End	High End

Company FFO per diluted share	$1.30	$1.32	$0.29	$0.31
Adjustments (1)	(0.04)	(0.04)	(0.01)	(0.01)
FFO	1.26	1.28	0.28	0.30
Depreciation, including share of joint ventures	(0.91)	(0.91)	(0.23)	(0.23)
Net income attributable to common stockholders	0.35	0.37	0.05	0.07
Preferred stock dividends	0.02	0.02	–	–
Net income attributable to GGP	$0.37	$0.39	$0.05	$0.07

(1)          Includes impact of straight-line rent, above/below market rent, ground rent amortization and debt market rate adjustments.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions or capital markets activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO do not include real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

Investor Conference Call

On Tuesday, April 29, 2014, the Company will host a conference call at 9:00 a.m. CDT (10:00 a.m. EDT). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register.

For those unable to listen to the call live, a replay will be available for approximately two weeks after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 15511925.

Supplemental Information

The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumption, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to,  the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at ggp.com.  From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com.  It is possible that the updates could include information deemed to be material information.  Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at ggp.com from time to time.

General Growth Properties, Inc.

General Growth Properties, Inc. is an S&P 500 company focused exclusively on owning, managing, leasing, and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Investor Relations Contact:	Media Contact:
Kevin Berry	David Keating
VP Investor Relations	VP Corporate Communications
(312) 960-5529	(312) 960-6325
kevin.berry@ggp.com	david.keating@ggp.com

Non-GAAP Supplemental Financial Measures and Definitions

Net Operating Income (“NOI”) and Company NOI

The Company defines NOI as income from property operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses.  NOI has been reflected on a proportionate basis (at the Company’s ownership share).  Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.  The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of the Company’s properties.  Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, discontinued operations, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.

The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI certain non-cash and non-comparable items such as straight-line rent and intangible asset and liability amortization, which are a result of the Company’s acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.  The Company presents Company NOI and Company FFO (as defined below), as management of the Company believes certain investors and other users of the Company’s financial information use them as measures of the Company’s historical operating performance.

Funds From Operations (“FFO”) and Company FFO

The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”).  The Company determines FFO to be its share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP.  As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.

The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry.  FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life.  Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.

As with the Company’s presentation of Company NOI, the Company also considers Company FFO to be a helpful supplemental measure of the operating performance for equity REITs because it excludes from FFO certain items that are non-cash and certain non-comparable items such as Company NOI adjustments, and FFO items such as mark-to-market adjustments on debt and gains on the extinguishment of debt, warrant liability adjustment, and interest expense on debt repaid or settled all which are a result of the Company’s acquisition accounting and other capital contribution or restructuring events.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The Company presents NOI and FFO as they are financial measures widely used in the REIT industry.  In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to NOI and Company NOI and a reconciliation of net loss attributable to GGP to FFO and Company FFO.  None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash available to fund cash needs.  In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

FINANCIAL OVERVIEW
Consolidated Statements of Operations (In thousands, except per share)

	Three Months Ended
	March 31, 2014	March 31, 2013

Revenues:
Minimum rents	$397,208	$395,701
Tenant recoveries	182,523	184,732
Overage rents	9,829	11,349
Management fees and other corporate revenues	16,687	15,931
Other	25,674	19,006
Total revenues	631,921	626,719
Expenses:
Real estate taxes	57,771	67,579
Property maintenance costs	22,042	23,020
Marketing	5,815	6,516
Other property operating costs	87,175	86,063
Provision for doubtful accounts	2,229	1,765
Property management and other costs	44,979	40,339
General and administrative	11,599	10,933
Depreciation and amortization	174,461	192,595
Total expenses	406,071	428,810
Operating income	225,850	197,909
Interest income	6,291	590
Interest expense	(179,441)	(191,829)
Gain on foreign currency	5,182	—
Warrant liability adjustment	—	(40,546)
Loss on extinguishment of debt	—	(9,319)
Income (loss) before income taxes, equity in income of Unconsolidated Real Estate Affiliates, discontinued operations, noncontrolling interests and preferred stock dividends	57,882	(43,195)
Provision for income taxes	(3,692)	(141)
Equity in income of Unconsolidated Real Estate Affiliates	7,157	13,194
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	—	3,448
Income (loss) from continuing operations	61,347	(26,694)
Discontinued operations:
Gain (loss) from discontinued operations, including gains (losses) on dispositions	3,861	(7,938)
Gain on extinguishment of debt	66,680	25,894
Discontinued operations, net	70,541	17,956
Net income (loss)	131,888	(8,738)
Allocation to noncontrolling interests	(3,852)	(2,788)
Net income (loss) attributable to GGP	128,036	(11,526)
Preferred stock dividends	(3,984)	(2,125)
Net income (loss) attributable to common stockholders	$124,052	$(13,651)
Basic Income (Loss) Per Share:
Continuing operations	$0.06	$(0.03)
Discontinued operations	0.08	0.02
Total basic income (loss) per share	$0.14	$(0.01)
Diluted Income (Loss) Per Share:
Continuing operations	$0.06	$(0.03)
Discontinued operations	0.07	0.02
Total diluted income (loss) per share	$0.13	$(0.01)

FINANCIAL OVERVIEW
Consolidated Balance Sheets (In thousands)

	March 31, 2014	December 31, 2013
Assets:
Investment in real estate:
Land	$4,318,264	$4,320,597
Buildings and equipment	18,245,002	18,270,748
Less accumulated depreciation	(1,967,452)	(1,884,861)
Construction in progress	424,032	406,930
Net property and equipment	21,019,846	21,113,414
Investment in and loans to/from Unconsolidated Real Estate Affiliates	2,402,793	2,407,698
Net investment in real estate	23,422,639	23,521,112
Cash and cash equivalents	403,129	577,271
Accounts and notes receivable, net	492,718	478,899
Deferred expenses, net	187,211	189,452
Prepaid expenses and other assets	942,819	995,569
Total assets	$25,448,516	$25,762,303
Liabilities:
Mortgages, notes and loans payable	$16,001,058	$15,672,437
Investment in Unconsolidated Real Estate Affiliates	17,892	17,405
Accounts payable and accrued expenses	893,257	989,367
Dividend payable	139,497	134,476
Deferred tax liabilities	24,667	24,667
Tax indemnification liability	303,586	303,586
Junior Subordinated Notes	206,200	206,200
Total liabilities	17,586,157	17,348,138
Redeemable noncontrolling interests:
Preferred	139,584	131,881
Common	106,351	97,021
Total redeemable noncontrolling interests	245,935	228,902
Equity:
Preferred stock	242,042	242,042
Stockholders’ equity	7,292,709	7,861,079
Noncontrolling interests in consolidated real estate affiliates	81,673	82,142
Total equity	7,616,424	8,185,263
Total liabilities and equity	$25,448,516	$25,762,303

PROPORTIONATE FINANCIAL STATEMENTS

Company NOI, EBITDA and FFO
For the Three Months Ended March 31, 2014 and 2013
(In thousands)

	Three Months Ended March 31, 2014						Three Months Ended March 31, 2013
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company

Property revenues:
Minimum rents	$397,208	$(3,571)	$88,001	$481,638	$14,690	$496,328	$395,701	$(3,407)	$83,393	$475,687	$8,226	$483,913
Tenant recoveries	182,523	(1,301)	42,478	223,700	—	223,700	184,732	(1,186)	36,821	220,367	—	220,367
Overage rents	9,829	(69)	2,254	12,014	—	12,014	11,349	(73)	2,331	13,607	—	13,607
Other revenue	25,674	(94)	3,208	28,788	—	28,788	19,006	(94)	3,169	22,081	—	22,081
Total property revenues	615,234	(5,035)	135,941	746,140	14,690	760,830	610,788	(4,760)	125,714	731,742	8,226	739,968
Property operating expenses:
Real estate taxes	57,771	(556)	13,559	70,774	(1,578)	69,196	67,579	(523)	12,553	79,609	(1,578)	78,031
Property maintenance costs	22,042	(101)	5,585	27,526	—	27,526	23,020	(87)	4,130	27,063	—	27,063
Marketing	5,815	(57)	1,750	7,508	—	7,508	6,516	(72)	1,508	7,952	—	7,952
Other property operating costs	87,175	(521)	20,498	107,152	(1,325)	105,827	86,063	(534)	17,450	102,979	(1,379)	101,600
Provision for doubtful accounts	2,229	1	440	2,670	—	2,670	1,765	(42)	700	2,423	—	2,423
Total property operating expenses	175,032	(1,234)	41,832	215,630	(2,903)	212,727	184,943	(1,258)	36,341	220,026	(2,957)	217,069
NOI	$440,202	$(3,801)	$94,109	$530,510	$17,593	$548,103	$425,845	$(3,502)	$89,373	$511,716	$11,183	$522,899
Management fees and other corporate revenues	16,687	—	—	16,687	—	16,687	15,931	—	—	15,931	—	15,931
Property management and other costs	(44,979)	164	(7,012)	(51,827)	—	(51,827)	(40,339)	152	(6,069)	(46,256)	—	(46,256)
General and administrative	(11,599)	2	(203)	(11,800)	—	(11,800)	(10,933)	—	(239)	(11,172)	—	(11,172)
EBITDA	$400,311	$(3,635)	$86,894	$483,570	$17,593	$501,163	$390,504	$(3,350)	$83,065	$470,219	$11,183	$481,402
Depreciation on non-income producing assets	(2,726)	—	—	(2,726)	—	(2,726)	(3,094)	—	—	(3,094)	—	(3,094)
Interest income	6,291	—	546	6,837	—	6,837	590	—	94	684	—	684
Preferred unit distributions	(2,232)	—	—	(2,232)	—	(2,232)	(2,336)	—	—	(2,336)	—	(2,336)
Preferred stock dividends	(3,984)	—	—	(3,984)	—	(3,984)	(2,125)	—	—	(2,125)	—	(2,125)
Interest expense:
Default interest	—	—	—	—	—	—	(1,306)	—	—	(1,306)	1,306	—
Mark-to-market adjustments on debt	(1,520)	(96)	368	(1,248)	1,248	—	(2,650)	(91)	160	(2,581)	2,581	—
Write-off of mark-to-market adjustments on extinguished debt	(7,380)	—	—	(7,380)	7,380	—	7,205	—	—	7,205	(7,205)	—
Interest on existing debt	(170,541)	1,107	(35,520)	(204,954)	—	(204,954)	(195,078)	1,127	(32,078)	(226,029)	—	(226,029)
Gain on foreign currency	5,182	—	—	5,182	(5,182)	—	—	—	—	—	—	—
Warrant liability adjustment	—	—	—	—	—	—	(40,546)	—	—	(40,546)	40,546	—
Loss on extinguishment of debt	—	—	—	—	—	—	(9,319)	—	—	(9,319)	9,319	—
Provision for income taxes	(3,692)	18	(94)	(3,768)	2,050	(1,718)	(141)	17	(82)	(206)	—	(206)
FFO from discontinued operations	65,885	—	—	65,885	(65,852)	33	26,545	—	2,133	28,678	(24,440)	4,238
	285,594	(2,606)	52,194	335,182	(42,763)	292,419	168,249	(2,297)	53,292	219,244	33,290	252,534
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	49,588	2,606	(52,194)	—	—	—	50,995	2,297	(53,292)	—	—	—
FFO	$335,182	$—	$—	$335,182	$(42,763)	$292,419	$219,244	$—	$—	$219,244	$33,290	$252,534

Company FFO per diluted share						$0.31						$0.25

PROPORTIONATE FINANCIAL STATEMENTS
Reconciliation of Non-GAAP to GAAP Financial Measures
(In thousands)

	Three Months Ended
	March 31, 2014	March 31, 2013

Reconciliation of Company NOI to GAAP Operating Income
Company NOI	$548,103	$522,899
Adjustments for minimum rents, real estate taxes and other property operating costs	(17,593)	(11,183)
Proportionate NOI	530,510	511,716
Unconsolidated Properties	(94,109)	(89,373)
Consolidated Properties	436,401	422,343
Management fees and other corporate revenues	16,687	15,931
Property management and other costs	(44,979)	(40,339)
General and administrative	(11,599)	(10,933)
Depreciation and amortization	(174,461)	(192,595)
Noncontrolling interest in operating income of Consolidated Properties and other	3,801	3,502
Operating income	$225,850	$197,909

Reconciliation of Company EBITDA to GAAP Net Income (Loss) Attributable to GGP
Company EBITDA	$501,163	$481,402
Adjustments for minimum rents, real estate taxes and other property operating costs	(17,593)	(11,183)
Proportionate EBITDA	483,570	470,219
Unconsolidated Properties	(86,894)	(83,065)
Consolidated Properties	396,676	387,154
Depreciation and amortization	(174,461)	(192,595)
Noncontrolling interest in NOI of Consolidated Properties	3,801	3,502
Interest income	6,291	590
Interest expense	(179,441)	(191,829)
Gain on foreign currency	5,182	—
Warrant liability adjustment	—	(40,546)
Provision for income taxes	(3,692)	(141)
Equity in income of Unconsolidated Real Estate Affiliates	7,157	13,194
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	—	3,448
Discontinued operations	70,541	17,956
Loss on extinguishment of debt	—	(9,319)
Allocation to noncontrolling interests	(4,018)	(2,940)
Net income (loss) attributable to GGP	$128,036	$(11,526)

Reconciliation of Company FFO to GAAP Net Income (Loss) Attributable to GGP
Company FFO	$292,419	$252,534
Adjustments for minimum rents, property operating expenses, market rate adjustments, debt extinguishment, income taxes and FFO from discontinued operations	42,763	(33,290)
Proportionate FFO	335,182	219,244
Depreciation and amortization of capitalized real estate costs	(218,392)	(231,198)
Preferred stock dividends	3,984	2,125
Gains on sales of investment properties	6,299	3,124
Noncontrolling interests in depreciation of Consolidated Properties	1,662	1,769
Provision for impairment excluded from FFO of discontinued operations	—	(4,975)
Redeemable noncontrolling interests	(664)	80
Depreciation and amortization of discontinued operations	(35)	(1,695)
Net income (loss) attributable to GGP	$128,036	$(11,526)

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$94,109	$89,373
Net property management fees and costs	(7,012)	(6,069)
General and administrative and provisions for impairment	(203)	(239)
EBITDA	86,894	83,065
Net interest expense	(34,606)	(31,824)
Provision for income taxes	(94)	(82)
FFO of discontinued Unconsolidated Properties	—	2,133
FFO of Unconsolidated Properties	52,194	53,292
Depreciation and amortization of capitalized real estate costs	(46,658)	(40,103)
Other, including gain on sales of investment properties	1,621	5
Equity in income of Unconsolidated Real Estate Affiliates	$7,157	$13,194